Exhibit 99.1

Vertro, Inc. Announces Second Quarter 2011 Results

Company Delivers Seventh Consecutive Profitable Quarter in Adjusted EBITDA
ALOT App Growth Strategy Gains Momentum

NEW YORK, NY - August 10, 2011 - Vertro, Inc. (NASDAQ: VTRO), today reported financial results for the second quarter ended June 30, 2011.

Summary of second quarter 2011 results:

•	Revenue of $7.5 million in Q2 2011, compared to revenue of $8.5 million in Q2 2010;

•	Gross margins, which exclude customer acquisition costs, were 94% in Q2 2011, compared to 96% in Q2 2010;

•	Loss from Continuing Operations was $0.3 million in Q2 2011, compared to Income from Continuing Operations in Q2 2010 of $0.2 million;

•	Adjusted EBITDA of $0.1 million in Q2 2011, compared to Adjusted EBITDA of $0.5 million in Q2 2010;

•	EBITDA was a loss of $0.2 million for Q2 2011, compared to EBITDA of $0.2 million in Q2 2010, and

•	Live Users increased to 8.4 million in Q2 2011 from 5.7 million in the prior year, largely due to an increase in international users.

“Q2 was a difficult quarter wherein Vertro encountered challenges resulting from required changes to our Search Engine Results Pages (SERP) mandated by one of our monetization partners. As we mentioned on our last call, we anticipated that revenues would be negatively impacted by this change. In order to lessen the impact that might arise due to the SERP changes, we were proactive and instituted a conservative approach, reducing customer acquisition spending. This adjustment enabled us to build a more reliable pricing history for our customer acquisition model, which we continue to refine,” said Peter Corrao, Vertro's President and CEO. “While our year over year revenue decline was 4% for the six month period and 11% for the quarter, we have instituted a number of changes, some of which are already in place that we believe will reverse the trend and get back to growth. The changes are primarily with new app releases and are designed to engage our user base and promote increased activity. Further, we are rolling out a new version of our homepage, which is showing strong initial results in increased revenue and user retention. We are satisfied with the progress we have made with our product strategy. We believe our increasingly robust app offerings, along with our new home page, should enhance the user experience and attract new, high quality, long term users.”

2Q 2011 Product Introductions and Business Highlights

Vertro introduced a number of exciting, user friendly apps during the quarter, representing categories such as on-line shopping, music, games and video apps, to name a few. The apps are designed to expand on Vertro's strategic goals of increased distribution, enhanced user retention or Life Time Value, and further diversification of its revenue streams by increasing non-search revenue.

•	The daily music download app offered by our third party developer, eMusic, was successfully launched.

•	Vertro also released apps developed by other strategic partners such as Free Credit Score (Experian) and People Deals (People String) to expand non-search revenue.

•
Other internally developed and proprietary apps introduced during the quarter include Package Tracker, which allows users to follow their online purchase deliveries via FedEx, UPS or USPS; Craigslist.org, which provides easy access to the service, and our popular Groupon app, which notifies users when there are new deals in their area and also alerts the user to their daily deal.

•
Recently, Vertro introduced its ALOT Rewards app, an app that offers users immediate value when they receive cash back into an account as they make purchases on-line. The Rewards app drives revenue on a number of levels, mainly by increasing user retention as customers continue to find new bargain deals and increase their cash back savings account via on-line purchases. The ALOT Rewards app will also increase non-search revenue since Vertro receives a percentage of every purchase made. In addition, the Rewards app has the potential to expand search revenue as it is imbedded into the ALOT Appbar and the user is notified of cash back opportunities when they navigate to an affiliated retailer's webpage.

•	Vertro will release other apps such as SmileyTown, which allows users to post emoticons on Facebook, a Facebook Share app, and an Expedia Travel app.

•	During Q3, Vertro plans to roll out the ALOT Appbar in Brazil and the United Kingdom, France, Spain, Mexico and other key markets.

•
During 2Q 2011, Vertro successfully renegotiated its credit facility with its partner Bridge Bank, NA, increasing Vertro's total borrowing potential to $8 million from $5 million. The Facility is a combination of a receivables financing facility of up to $6.5 million, along with a growth capital credit facility of up to $1.5 million.

“We are excited with the momentum, achievements, and traction that our app strategy is showing, and are continually looking for ways to attract high quality users that should increase retention. We anticipate that our increasingly new user base will provide more revenue per click and depending on the app involved, generate new forms of non-search revenues. We are very proud of our ability to distribute apps developed through successful partnering with third parties, as well as those proprietary apps developed in-house. In addition, our successful renegotiation of our credit facility with Bridge Bank should give us the ability to further execute appropriate and timely growth opportunities as they present themselves,” said Peter Corrao.

Second quarter 2011 results

Revenue of $7.5 million in Q2 2011, compared to revenue of $8.5 million in Q2 2010.

Gross Margins of 94% in Q2 2011, compared to 96% in Q2 2010. Gross margins exclude customer acquisition costs.

Customer Acquisition Costs (CAC) were $5.2 million in both Q2 2011 and Q2 2010, which are included in Operating Expenses within the Marketing and Sales operating expense category.

Operating Expenses, excluding CAC from Marketing and Sales costs, were $2.2 million in Q2 2011, compared to $3.3 million in Q2 2010. Operating expenses in both Q2 2011 and Q2 2010 included $0.2 million of non-cash compensation expense.

Loss from Continuing Operations was $0.3 million in Q2 2011, or ($0.05) per diluted share, compared to Income from Continuing Operations of $0.2 million, or $0.03 per diluted share, in Q2 2010.

Adjusted Net Income from Continuing Operations of $0.02 million or $0.00 per diluted share in Q2 2011, compared to Adjusted Net Income from Continuing Operations of $0.5 million or $0.08 per diluted share in Q2 2010. Q2 2011 Adjusted Net Income from Continuing Operations excluded $0.2 million in non-cash compensation expense in Q2 2011 and 2010.

EBITDA reflected a loss of $0.2 million in Q2 2011, compared to income of $0.2 million in Q2 2010. EBITDA included $0.2 million of non-cash compensation expense in both periods.

Adjusted EBITDA of $0.1 million in Q2 2011, compared to $0.5 million in Q2 2010. Adjusted EBITDA excluded $0.2 million in non-cash compensation expense for both periods. Adjusted EBITDA also excluded $0.1 million in severance expense in Q2 2011.

Cash and cash equivalents were $4.9 million at June 30, 2011, a decrease of $0.3 million from March 31, 2011 cash of $5.2 million. The decrease was primarily due to reduced cash flow from operations, and capitalized software development costs offset by the release of restricted cash under the new Credit Facility.

As of June 30, 2011, Vertro had 37 full time employees, a decrease of 9 from the 46 full time employees as of March 31, 2010.

Non-financial Metrics for the Three Months Ended June 30, 2011 (in millions) (1):

		Quarterly
	Q2 2011(2)	Q1 2011	Q2 2010
Total quarterly search queries (3)(4)	270.1	331.1	250.4
ALOT Region One	115.9	145.6	154.7
ALOT rest-of-world	151.6	185.5	87.6
ALOT Toolbar live users (5)	8.3	8.6	7.0
ALOT Region One	4.1	4.4	4.7
ALOT rest-of-world	4.2	4.2	2.1
ALOT Homepage unique users (6)	7.3	7.7	5.7

(1) Certain quarterly breakdowns don't match totals due to rounding; legacy brand users and search queries were de minimis in Q4 2010 so we have ceased reporting these as part of our non-financial metrics.
(2) Q2 2011 total figures and other quarters displayed do reflect Legacy Brand users and search queries.
(3) Source: internal statistics; total quarterly search volumes across all products; includes error search.
(4) Region One refers to ALOT users in the U.S., Canada, U.K., Ireland, Australia and New Zealand.
(5) Source: Internal statistics; live users are defined as the number of unique toolbar users active on the Internet in the last 15 days of each period. This does not include legacy brand.
(6) Our Q2 2011 number is estimated based on prior daily unique trends as a % of Toolbar Heartbeats.

Management Conference Call

Management will participate in a conference call to discuss the full results for the Company on August 10, 2011, at 4:30 p.m. ET. Details of the call for interested parties are as follows:

Date: August 10, 2011
Time: 4:30 p.m. ET
Dial-in numbers: (877) 353-0044 / (970) 315-0525 (Intl.)
Live webcast: http://ir.vertro.com/events.cfm
Conference call replay: http://ir.vertro.com/events.cfm

Vertro believes that certain non-GAAP financial measurements such as “EBITDA,” “Adjusted EBITDA,” “Adjusted Net Income/Loss from Continuing Operations” and “Adjusted Net Income/Loss per share from Continuing Operations” provide meaningful measures for comparison of the Company's current and projected operating performance with its historical results. Vertro defines Adjusted EBITDA as EBITDA (earnings from continuing operations before interest, income taxes, depreciation and amortization) plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. Vertro uses EBITDA and Adjusted EBITDA as internal measures of its business and believes they are utilized as important measures of performance by the investment community. Vertro sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. Vertro defines Adjusted Net Income/Loss from Continuing Operations as net income/loss from continuing operations plus depreciation and amortization and non-cash compensation expense, plus- or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. Vertro believes the use of these measures does not lessen the importance of GAAP measures.

About Vertro, Inc.
Vertro, Inc., together with its wholly-owned subsidiaries, is an Internet company that owns and operates the ALOT product portfolio. ALOT offers two primary products to consumers: ALOT Home, a homepage product, and ALOT Appbar, a piece of software that integrates into users' web browsers. ALOT Home and the ALOT Appbar are used by consumers to display apps (also sometimes referred to as widgets or buttons). These apps provide consumers with a quick and easy way to access their favorite content online. There are hundreds of apps available for consumers to choose from, ranging from a weather app that provides an at-a-glance snapshot of the weather for the coming four days, to a radio app that enables consumers to listen to thousands of radio stations from around the world. All ALOT products and apps are free to download and use.

Source: VTRO-E

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, (2) our ability to distribute and monetize our international products at rates sufficient to meet our expectations, (3) our ability to develop and successfully market new products and services, (4) the potential acceptance of new products in the market, and (5) the impact of changes to our monetization partners implementation guidelines. Additional key risks are described in Vertro's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2010, and Form 10-Q for quarters ended March 31 and June 30, 2011.

Non-GAAP Financial Measures
This press release includes discussion of additional non-GAAP financial measures such as “EBITDA,” “Adjusted EBITDA,” “Adjusted Net Loss from Continuing Operations,” “Adjusted Net Income from Continuing Operations,” “Adjusted Net Loss Per Share from Continuing Operations” and “Adjusted Net Income Per Share from Continuing Operations,” which are not considered generally accepted accounting principles (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Vertro provides reconciliations of these financial measures to GAAP measures in its press releases regarding actual financial results. A reconciliation of these financial measures to income/loss from continuing operations and income/loss from continuing operations per share for the three and six months ended June 30, 2011 are included in this press release.

Vertro, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Revenues	$7,531	$8,461	$15,895	$16,565
Cost of services	458	363	937	869

Gross profit	$7,073	$8,098	$14,958	$15,696

Operating expenses
Marketing and sales	5,416	5,608	11,116	11,056
General and administrative	1,686	1,802	3,521	3,239
Product development	265	535	621	1,083
Total operating expenses	$7,367	$7,945	$15,258	$15,378

Income (loss) from operations	$(294)	$153	$(300)	$318
Foreign exchange rate gain	—	50	4	119
Gain on sale of domain name	—	—	—	285
Other income (expense), net	—	10	—	10

Income (loss) before provision for income taxes	$(294)	$213	$(296)	$732

Income tax expense	44	17	51	42

Income (loss) from continuing operations	$(338)	$196	$(347)	$690

Income (loss) from discontinued operations, net of income tax	(2)	(51)	(82)	753

Net income (loss)	$(340)	$145	$(429)	$1,443

Basic earnings (loss) per share
Continuing operations	$(0.05)	$0.03	$(0.05)	$0.10
Discontinued operations	$—	$(0.01)	$(0.01)	$0.11
Earnings (loss) per share	$(0.05)	$0.02	$(0.06)	$0.21

Diluted earnings (loss) per share
Continuing operations	$(0.05)	$0.03	$(0.05)	$0.10
Discontinued operations	$—	$(0.01)	$(0.01)	$0.11
Earnings (loss) per share	$(0.05)	$0.02	$(0.06)	$0.21

Weighted-average number of common shares outstanding
Basic	7,221	6,846	7,172	6,838
Diluted	7,221	7,076	7,172	7,068

* All per share amounts reported are reflective of the 1-for-5 reverse split announced on August 17, 2010

Vertro, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months	Three Months
	Ended	Ended
	June 30, 2011	March 31, 2011

Revenues	$7,531	$8,364
Cost of services	458	479

Gross profit	$7,073	$7,885

Operating expenses
Marketing and sales	5,416	5,700
General and administrative	1,686	1,836
Product development	265	356
Total operating expenses	$7,367	$7,892

Income (loss) from operations	$(294)	$(7)
Foreign exchange rate gain (loss)	—	5

Income before provision for income taxes	$(294)	$(2)

Income tax expense (benefit)	44	7

Income (loss) from continuing operations	$(338)	$(9)

Income (loss) from discontinued operations, net of income tax	(2)	(80)

Net income (loss)	$(340)	$(89)

Basic earnings (loss) per share
Continuing operations	$(0.05)	$—
Discontinued operations	$—	$(0.01)
Earnings (loss) per share	$(0.05)	$(0.01)

Diluted earnings (loss) per share
Continuing operations	$(0.05)	$—
Discontinued operations	$—	$(0.01)
Earnings (loss) per share	$(0.05)	$(0.01)

Weighted-average number of common shares outstanding
Basic	7,221	7,122
Diluted	7,221	7,122

Vertro, Inc.
Reconciliations to Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

Additional information:	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Adjusted EBITDA	$59	$513	$328	$901
Adjusted net income (loss)	$15	$546	$281	$978
Adjusted net income (loss) per share - basic	$—	$0.08	$0.04	$0.14
Adjusted net income (loss) per share - diluted	$—	$0.08	$0.04	$0.14

Additional information:	Three Months	Three Months
	Ended	Ended
	June 30, 2011	March 31, 2011

Adjusted EBITDA	$59	$268
Adjusted net income (loss)	$15	$266
Adjusted net income (loss) per share - basic	$—	$0.04
Adjusted net income (loss) per share - diluted	$—	$0.04

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Reconciliation of Net Income (Loss) to Adjusted EBITDA
Income (loss) from continuing operations	$(338)	$196	$(347)	$690
Income tax expense (benefit)	44	17	51	42
Exchange rate loss (gain)	—	(50)	(4)	(119)
Depreciation	42	14	65	23
Amortization	50	—	96	—

EBITDA	$(202)	$177	$(139)	$636

Non-cash compensation	$169	$218	$336	$432
Gain on sale of domain name	—	—	—	(285)
Severance	92	118	131	118

Adjusted EBITDA	$59	$513	$328	$901

	Three Months	Three Months
	Ended	Ended
	June 30, 2011	March 31, 2011

Reconciliation of Net Income (Loss) to Adjusted EBITDA
Income (loss) from continuing operations	$(338)	$(9)
Income tax expense (benefit)	44	7
Exchange rate loss (gain)	—	(5)
Depreciation	42	23
Amortization	50	46

EBITDA	$(202)	$62

Non-cash compensation	169	167
Severance	92	39

Adjusted EBITDA	$59	$268

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
Income (loss) from continuing operations	$(338)	$196	$(347)	$690
Depreciation	42	14	65	23
Amortization	50	—	96	—
Non-cash compensation	169	218	336	432
Non-recurring other income (expense), net	—	—	—	(285)
Severance	92	118	131	118

Adjusted net income (loss)	$15	$546	$281	$978

Adjusted net income (loss) per share - basic	$—	$0.08	$0.04	$0.14
Adjusted net income (loss) per share - diluted	$—	$0.08	$0.04	$0.14
Shares used in per share calculation - basic	7,221	6,846	7,172	6,838
Shares used in per share calculation - diluted	7,455	7,076	7,406	7,068

	Three Months	Three Months
	Ended	Ended
	June 30, 2011	March 31, 2011

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
Income (loss) from continuing operations	$(338)	$(9)
Depreciation	42	23
Amortization	50	46
Non-cash compensation	169	167
Severance	92	39

Adjusted net income (loss)	15	266

Adjusted net Income per share - basic	$—	$0.04
Adjusted net Income per share - diluted	$—	$0.04
Shares used in per share calculation - basic	7,221	7,122
Shares used in per share calculation - diluted	7,455	7,380

* All per share amounts reported are reflective of the 1-for-5 reverse split announced on August 17, 2010

PART 1. FINANCIAL INFORMATION
ITEM 1. Financial Statements

Vertro, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)

	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,849	$6,430
Restricted cash	—	58
Accounts receivable, less allowances of $14 and $7, respectively	2,713	3,160
Income tax receivable	358	329
Prepaid expenses and other current assets	376	387
TOTAL CURRENT ASSETS	$8,296	$10,364

Property and equipment, net	344	319
Intangible assets, net	1,250	549
Other assets	284	329
TOTAL ASSETS	$10,174	$11,561
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,997	$3,663
Accrued expenses	2,049	2,482
Income tax payable	6	5
TOTAL CURRENT LIABILITIES	$5,052	$6,150

Long-term liabilities	731	697
TOTAL LIABILITIES	$5,783	$6,847

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.005 par value; authorized, 500 shares; none issued and outstanding	—	—
Common stock, $.005 par value; authorized, 40,000 shares; issued 7,603 and 7,401, respectively; outstanding 7,142 and 6,985, respectively	$37	$36
Additional paid-in capital	272,242	271,908
Treasury stock, 461 and 416 shares at cost, respectively	(7,153)	(6,924)
Accumulated other comprehensive income	12,914	12,914
Accumulated deficit	(273,649)	(273,220)
TOTAL STOCKHOLDERS' EQUITY	$4,391	$4,714
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,174	$11,561

Contact Information:
Michael Buchanan
Director of Investor Relations
Michael.Buchanan@Vertro.com
Tel: (212) 231-2000